Exhibit 99.1

October 20, 2016

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2016 THIRD QUARTER FINANCIAL RESULTS

•	Record Quarterly Earnings for the quarter ended September 30, 2016 of $5.4 million compared to $5.0 million for the linked quarter

•	12% organic loan growth since September 30, 2015

•	135 consecutive quarters of profitability

•	Annualized return on assets was 1.06% and return on equity of 9.74% for the first nine months of 2016

•	Noninterest income increased 38.4% compared to same quarter in 2015

•	Non-performing assets to total assets remain at low levels, 0.43% at September 30, 2016

CANFIELD, Ohio (October 20, 2016) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and nine months ended September 30, 2016.

Net income for the three months ended September 30, 2016 was $5.4 million, or $0.20 per diluted share, which compares to $1.9 million, or $0.07 per diluted share, for the three months ended September 30, 2015. Excluding expenses related to acquisition activities, net income for the two periods was $5.4 million or $0.20 per diluted share and $3.7 million or $0.14 per diluted share, respectively. In comparing the third quarter’s results to the most recent previous quarter, net income of $5.4 million increased 7% compared to $5.0 million for the quarter ended June 30, 2016.

Annualized return on average assets and return on average equity were 1.10% and 9.97%, respectively, for the three month period ending September 30, 2016, compared to 1.06% and 9.69% for the linked quarter. Excluding expenses related to acquisition activities, the annualized return on average assets and return on average equity for the quarter ended September 30, 2016 were 1.10% and 10.02% compared to 0.87% and 7.97% for the same quarter in 2015.

Net income for the nine months ended September 30, 2016 was $15.2 million, or $0.56 per diluted share, compared to $4.9 million or $0.23 per diluted share for same nine month period in 2015. Annualized return on average assets and return on average equity were 1.06% and 9.74%, respectively, for the nine month period ending September 30, 2016, compared to 0.48% and 4.31% for the same period in 2015. Excluding expenses related to acquisition activities, net income for the two nine month periods was $15.6 million, or $0.58 per share and $8.6 million or $0.40 per share, respectively, and the annualized return on average assets and return on average equity were 1.09% and 10.0% in 2016, compared to 0.83% and 7.41% in 2015, respectively.

During 2015, Farmers completed the mergers of National Bancshares Corporation (NBOH) the holding company for the First National Bank of Orrville, and Tri-State 1st Banc Inc. (Tri-State), the holding company for 1st National Community Bank of East Liverpool. These transactions resulted in the addition of $676 million in assets and 17 full-service branches in Northeastern Ohio and 1 in Beaver County in Pennsylvania.

On June 1, 2016 Farmers completed the acquisition of Bowers Insurance Agency, Inc. (“Bowers Group”). The Bowers Group will continue to operate under its name from its current location in Cortland, Ohio as part of Farmers’ wholly-owned insurance agency subsidiary Farmers National Insurance, LLC. The strategic acquisition is expected to enhance Farmers’ current company and product line up, and offer broader options of commercial, farm, home, and auto property/casualty insurance carriers to meet all the needs of all Farmers’ customers.

Kevin J. Helmick, President and CEO, stated, “We are happy to report a record quarter in net income, which has been achieved through the successful integration of our recent mergers, our 12% organic loan growth, and our continued focus on increasing noninterest income and careful management of noninterest expenses.”

2016 Third Quarter Financial Highlights

•	Loan growth

Total loans were $1.40 billion at September 30, 2016, compared to $1.30 billion at December 31, 2015, representing an annualized growth of 10.2%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial, residential real estate and consumer loan portfolios. Loans now comprise 76.5% of the Bank’s third quarter average earning assets at September 30, 2016, an improvement compared to 73.8% at the same time in 2015. This improvement along with the growth in earning assets organically and through merger activity has resulted in a 20% increase in tax equated loan income from the third quarter of 2015 to the same quarter in 2016.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.43%. Early stage delinquencies also continue to remain at low levels, at $11.0 million, or 0.79% of total loans, at September 30, 2016. Net charge-offs for the current quarter were $312 thousand, up $101 thousand compared to $211 thousand in the same quarter in 2015. It is important to note that annualized net charge-offs as a percentage of average net loans outstanding decreased from 0.10% for the 3 months ended September 30, 2015 to 0.09% for the same period in 2016. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended September 30, 2016 was 3.97%, a 13 basis points increase from the quarter ended September 30, 2015. In comparing the third quarter of 2016 to the same period in 2015, asset yields increased 13 basis points, while the cost of interest-bearing liabilities decreased 2 basis points. Another key contributor to the increase in net interest margin was the shift in the mix of earning assets from securities to loans. The increased margin is also partially due to the additional accretion as a result of the discounted loan portfolios acquired in the NBOH and Tri-State mergers. Excluding the amortization of premium on time deposits and FHLB advances along with the accretion of the acquired loan discount, the net interest margin would have been 8 basis points lower or 3.89% for the quarter ended September 30, 2016.

•	Noninterest income

Noninterest income increased 38.4% to $6.5 million for the quarter ended September 30, 2016 compared to $4.7 million in 2015. Deposit account income increased $128 thousand, or 14%, in the current year’s quarter compared to the same quarter in 2015 and gains on the sale of mortgage loans increased $648 thousand, or 156%, in comparing the same two quarters. Insurance agency commissions increased $439 thousand and debit card interchange fees also increased $147 thousand or 29% in comparing the third quarter of 2015 to the same quarter in 2016.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the third quarter of 2016 were $15.2 million compared to $14.8 million in the linked quarter, primarily as a result of increased salaries and employee benefits related to the acquisition of the Bowers Group on June 1, 2016 and increased incentive compensation resulting from improved corporate profitability. Annualized noninterest expenses measured as a percentage of quarterly average assets increased slightly from 3.06% in the third quarter of 2015 to 3.12% in the third quarter of 2016. These same ratios excluding merger related expenses increased from 3.04% in the third quarter of 2015 to 3.11% in the third quarter of 2016.

•	Efficiency ratio

The efficiency ratio for the quarter ended September 30 2016 improved to 60.9% compared to 76.6% for the same quarter in 2015. Excluding expenses related to acquisition activities, the efficiency ratios for the same periods were 60.7% and 66.5%, respectively. The main factors leading to the improvement in the efficiency ratio was the increase in net interest income and noninterest income, along with the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2016 Outlook

Mr. Helmick added, “We are encouraged by the improvement in our profitability thus far in 2016. We will continue to remain focused on properly executing our growth oriented business model, while creating long-term value for our shareholders. We remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 39 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates three trust offices and offers services in the same geographic markets and National Associates, Inc.. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio and net income, excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,	Percent
	2016	2016	2016	2015	2015	2016	2015	Change
Total interest income	$18,332	$17,950	$17,747	$17,481	$15,594	$54,029	$36,346	48.7%
Total interest expense	1,139	1,061	1,000	1,023	1,056	3,200	3,067	4.3%

Net interest income	17,193	16,889	16,747	16,458	14,538	50,829	33,279	52.7%
Provision for loan losses	1,110	990	780	990	1,220	2,880	2,520	14.3%
Other income	6,485	5,737	4,946	5,175	4,685	17,168	13,131	30.7%
Merger related costs	31	224	289	1,736	2,499	544	4,656	-88.3%
Other expense	15,194	14,559	14,155	14,884	13,022	43,908	32,703	34.3%

Income before income taxes	7,343	6,853	6,469	4,023	2,482	20,665	6,531	216.4%
Income taxes	1,967	1,833	1,671	848	625	5,471	1,651	231.4%

Net income	$5,376	$5,020	$4,798	$3,175	$1,857	$15,194	$4,880	211.4%

Average shares outstanding	27,048	26,965	26,937	27,027	25,672	26,983	21,176
Basic and diluted earnings per share	0.20	0.19	0.18	0.12	0.07	0.56	0.23
Cash dividends	1,082	1,083	1,077	809	770	3,242	1,876
Cash dividends per share	0.04	0.04	0.04	0.03	0.03	0.12	0.09

Performance Ratios
Net Interest Margin (Annualized)	3.97%	4.06%	4.07%	3.99%	3.84%	4.04%	3.72%
Efficiency Ratio (Tax equivalent basis)	60.85%	62.60%	62.65%	73.07%	76.55%	62.00%	76.27%
Return on Average Assets (Annualized)	1.10%	1.06%	1.03%	0.68%	0.43%	1.06%	0.48%
Return on Average Equity (Annualized)	9.97%	9.69%	9.41%	6.51%	3.97%	9.74%	4.31%
Dividends to Net Income	20.13%	21.57%	22.45%	25.48%	41.46%	21.34%	38.44%

Consolidated Statements of Financial Condition
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Assets
Cash and cash equivalents	$67,372	$62,184	$34,619	$56,014	$34,344
Securities available for sale	368,729	378,432	387,093	394,312	379,138

Loans held for sale	2,148	1,737	488	1,769	566
Loans	1,395,620	1,358,484	1,315,501	1,296,865	1,183,016
Less allowance for loan losses	10,518	9,720	9,390	8,978	8,294

Net Loans	1,385,102	1,348,764	1,306,111	1,287,887	1,174,722

Other assets	137,657	134,002	131,996	129,920	119,027

Total Assets	$1,961,008	$1,925,119	$1,860,307	$1,869,902	$1,707,797

Liabilities and Stockholders’ Equity
Deposits	$1,492,165	$1,447,442	$1,445,882	$1,409,047	$1,330,249
Other interest-bearing liabilities	235,757	247,934	192,078	247,985	179,701
Other liabilities	17,649	17,252	18,365	14,823	11,696

Total liabilities	1,745,571	1,712,628	1,656,325	1,671,855	1,521,646
Stockholders’ Equity	215,437	212,491	203,982	198,047	186,151

Total Liabilities and Stockholders’ Equity	$1,961,008	$1,925,119	$1,860,307	$1,869,902	$1,707,797

Period-end shares outstanding	27,048	27,048	26,924	26,944	25,674
Book value per share	$7.96	$7.86	$7.58	$7.35	$7.25
Tangible book value per share	6.29	6.17	5.99	5.76	5.72
Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.67%	11.61%	11.82%	11.59%	12.24%
Total Risk Based Capital Ratio (a)	12.36%	12.41%	12.63%	12.37%	12.87%
Tier 1 Risk Based Capital Ratio (a)	11.67%	11.75%	11.97%	11.74%	12.24%
Tier 1 Leverage Ratio (a)	9.32%	9.37%	9.34%	9.21%	9.59%
Equity to Asset Ratio	10.99%	11.04%	10.96%	10.59%	10.90%
Tangible Common Equity Ratio	8.88%	8.87%	8.88%	8.49%	8.80%
Net Loans to Assets	70.63%	70.06%	70.21%	68.87%	68.79%
Loans to Deposits	93.53%	93.85%	90.98%	92.04%	88.93%
Asset Quality
Non-performing loans	$8,003	$8,360	$9,710	$10,445	$9,620
Other Real Estate Owned	506	572	555	942	1,052
Non-performing assets	8,509	8,932	10,265	11,387	10,672
Loans 30—89 days delinquent	10,986	11,371	10,072	9,130	6,974
Charged-off loans	562	820	578	447	631
Recoveries	250	160	210	151	420
Net Charge-offs	312	660	368	296	211
Annualized Net Charge-offs to Average Net Loans Outstanding	0.09%	0.20%	0.11%	0.09%	0.10%
Allowance for Loan Losses to Total Loans	0.75%	0.72%	0.71%	0.69%	0.70%
Non-performing Loans to Total Loans	0.57%	0.62%	0.74%	0.81%	0.81%
Allowance to Non-performing Loans	131.43%	116.27%	96.70%	85.96%	86.22%
Non-performing Assets to Total Assets	0.43%	0.46%	0.55%	0.61%	0.62%

(a)	September 30, 2016 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Stockholders’ Equity	$215,437	$212,491	$203,982	$198,047	$186,151
Less Goodwill and other intangibles	45,299	45,718	42,574	42,911	39,265

Tangible Common Equity	$170,138	$166,773	$161,408	$155,136	$146,886

Reconciliation of Total Assets to Tangible Assets
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Total Assets	$1,961,008	$1,925,119	$1,860,307	$1,869,902	$1,707,797
Less Goodwill and other intangibles	45,299	45,718	42,574	42,911	39,265

Tangible Assets	$1,915,709	$1,879,401	$1,817,733	$1,826,991	$1,668,532

Reconciliation of Net Income, Excluding Costs Related to Acquisition Activities						For the Nine Months
	For the Three Months Ended					Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2016	2016	2016	2015	2015	2016	2015
Income before income taxes—Reported	$7,343	$6,853	$6,469	$4,023	$2,482	$20,665	$6,531
Acquisition Costs	31	224	289	1,736	2,499	544	4,656

Income before income taxes—Adjusted	7,374	7,077	6,758	5,759	4,981	21,209	11,187
Income tax expense	1,973	1,899	1,746	1,434	1,255	5,618	2,626

Net income—Adjusted	$5,401	$5,178	$5,012	$4,325	$3,726	$15,591	$8,561

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Loan Balances	2016	2016	2016	2015	2015
Commercial real estate	$515,553	$503,095	$491,604	$486,771	$442,181
Commercial	247,842	241,040	234,369	231,068	204,726
Residential real estate	423,458	419,174	406,039	395,458	360,586
Consumer	205,466	192,232	180,791	180,837	173,041

Total, excluding net deferred loan costs	$1,392,319	$1,355,541	$1,312,803	$1,294,134	$1,180,534

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Noninterest Income	2016	2016	2016	2015	2015
Service charges on deposit accounts	$1,057	$987	$935	$1,049	$929
Bank owned life insurance income	194	201	212	214	184
Trust fees	1,693	1,564	1,496	1,518	1,482
Insurance agency commissions	569	293	139	175	130
Security gains	31	41	0	46	3
Retirement plan consulting fees	561	496	489	425	423
Investment commissions	308	356	236	286	332
Net gains on sale of loans	1,063	540	402	407	415
Other operating income	1,009	1,259	1,037	1,055	787

Total Noninterest Income	$6,485	$5,737	$4,946	$5,175	$4,685

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Noninterest Expense	2016	2016	2016	2015	2015
Salaries and employee benefits	$8,366	$7,740	$7,554	$8,220	$7,213
Occupancy and equipment	1,587	1,616	1,664	1,772	1,368
State and local taxes	394	394	393	283	400
Professional fees	671	754	529	833	738
Merger related costs	31	224	289	1,736	2,499
Advertising	383	363	345	482	344
FDIC insurance	287	286	283	326	256
Intangible amortization	421	335	337	345	304
Core processing charges	738	580	638	770	643
Other operating expenses	2,347	2,491	2,412	1,853	1,756

Total Noninterest Expense	$15,225	$14,783	$14,444	$16,620	$15,521

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2015
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1) RATE (1)
EARNING ASSETS
Loans (2)	$1,365,637	$16,212	4.72%	$1,151,899	$13,530	4.66%
Taxable securities	229,630	1,160	2.01	265,416	1,369	2.05
Tax-exempt securities (2)	131,714	1,365	4.12	116,581	1,196	4.07
Equity securities	9,607	177	7.33	7,593	48	2.51
Federal funds sold and other	47,860	54	0.45	19,615	9	0.18

Total earning assets	$1,784,448	18,968	4.23	$1,561,104	16,152	4.10

INTEREST-BEARING LIABILITIES
Time deposits	$250,268	$490	0.78%	$257,822	$616	0.95%
Savings deposits	552,037	191	0.14	512,288	144	0.11
Demand deposits	322,511	177	0.22	267,700	149	0.22
Short term borrowings	215,859	166	0.31	109,795	59	0.21
Long term borrowings	19,404	115	2.36	51,651	88	0.68

Total interest-bearing liabilities	$1,360,079	1,139	0.33	$1,199,256	1,056	0.35

Net interest income and interest rate spread		$17,829	3.90%		$15,096	3.75%

Net interest margin			3.97%			3.84%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2016, adjustments of $164 thousand and $472 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. For 2015, adjustments of $145 thousand and $413 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. These adjustments are based on a marginal federal income tax rate of 35%, less disallowances.

	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,326,536	$47,429	4.78%	$852,094	$30,129	4.73%
Taxable securities	245,578	3,885	2.11	278,538	4,421	2.12
Tax-exempt securities	130,010	4,098	4.21	93,874	3,149	4.48
Equity securities (2)	9,601	403	5.61	5,564	142	3.41
Federal funds sold and other	33,625	119	0.47	21,071	20	0.13

Total earning assets	$1,745,350	55,934	4.28	$1,251,141	37,861	4.05

INTEREST-BEARING LIABILITIES
Time deposits	$247,327	$1,371	0.74%	$221,576	$2,120	1.28%
Savings deposits	541,746	501	0.12	444,161	371	0.11
Demand deposits	321,302	486	0.20	184,057	184	0.13
Short term borrowings	213,341	485	0.30	80,721	86	0.14
Long term borrowings	20,719	357	2.30	39,449	306	1.04

Total interest-bearing liabilities	$1,344,435	$3,200	0.32	$969,964	3,067	0.42

Net interest income and interest rate spread		$52,734	3.96%		$34,794	3.63%

Net interest margin			4.04%			3.72%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)	For 2016, adjustments of $488 thousand and $1.4 million, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. For 2015, adjustments of $426 thousand and $1.1 million, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. These adjustments are based on a marginal federal income tax rate of 35%, less disallowances.